Exhibit 99.(a)(9)


                             ARTICLES SUPPLEMENTARY


         THE LAZARD FUNDS, INC., a Maryland corporation having its principal office in the State of Maryland in Baltimore City, Maryland (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

         FIRST: The Board of Directors has reclassified all of the two hundred fifty million (250,000,000) authorized but unissued shares of the Corporation's Institutional Common Stock (without portfolio designation), par value $.001 per share, as follows:

                                                                        Shares
Portfolio/Class                                                      Authorized
---------------                                                      -----------

Lazard High Yield Portfolio - Open Common Stock                      50,000,000

Lazard High Yield Portfolio - Institutional Common Stock             50,000,000

Lazard Mid Cap Portfolio - Open Common Stock                         50,000,000

Lazard Mid Cap Portfolio - Institutional Common Stock               100,000,000


         SECOND: The shares of Open Common Stock and Institutional Common Stock of each of Lazard High Yield Portfolio and Lazard Mid Cap Portfolio classified hereby shall have the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption as set forth in Article FIFTH of the Articles of Incorporation of the Corporation, and shall also be subject to the provisions of the Articles of Incorporation relating generally to the capital of the Corporation, and to the following:

                           (1) Assets of the Corporation attributable to the
                  Open Common Stock and to the Institutional Common Stock of Lazard High Yield Portfolio shall be invested in the same investment portfolio. Assets of the Corporation attributable to the Open Common Stock and to the Institutional Common Stock of Lazard Mid Cap Portfolio shall be invested in the same investment portfolio.

                           (2) At such times (which may vary between and among
                  the holders of Institutional Common Stock of Lazard High Yield Portfolio and Lazard Mid Cap Portfolio, respectively) as may be determined by the Board of Directors (or, with the authorization of the Board of Directors, by the officers of the Corporation) in accordance with the Investment Company Act of 1940, as amended, applicable rules and regulations thereunder, and applicable rules and regulations of the National Association of Securities Dealers, Inc., and reflected in the pertinent registration statement of the Corporation (the "Corporation's Registration Statement"), certain of the shares of Institutional Common Stock of Lazard High



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


                  Yield Portfolio and of Lazard Mid Cap Portfolio, respectively, may be automatically converted into shares of Open Common Stock in the respective Portfolios based on the relative net asset values of such classes at the time of conversion, subject, however, to any conditions of conversion that may be imposed by the Board of Directors (or, with the authorization of the Board of Directors, by the officers of the Corporation) and reflected in the Corporation's Registration Statement.

         THIRD: The unissued stock of the Corporation has been reclassified by the Board of Directors pursuant to authority contained in the Charter of the Corporation.

         FOURTH: After the reclassification of unissued shares set forth herein, the capital stock of the Corporation is classified as follows:

                                                                                     Shares
Portfolio/Class                                                                    Authorized
---------------                                                                    ----------
Lazard Bantam Value Portfolio - Institutional Common Stock                         50,000,000
Lazard Bantam Value Portfolio - Open Common Stock                                  50,000,000
Lazard Bond Portfolio - Institutional Common Stock                                 50,000,000
Lazard Bond Portfolio - Open Common Stock                                          50,000,000
Lazard Emerging Markets Portfolio - Institutional Common Stock                     50,000,000
Lazard Emerging Markets Portfolio - Open Common Stock                              50,000,000
Lazard Emerging World Funds Portfolio - Institutional Common Stock                 50,000,000
Lazard Emerging World Funds Portfolio - Open Common Stock                          50,000,000
Lazard Equity Portfolio - Institutional Common Stock                               50,000,000
Lazard Equity Portfolio - Open Common Stock                                        50,000,000
Lazard Global Equity Portfolio - Institutional Common Stock                        50,000,000
Lazard Global Equity Portfolio - Open Common Stock                                 50,000,000
Lazard High Yield Portfolio - Institutional Common Stock                           50,000,000
Lazard High Yield Portfolio - Open Common Stock                                    50,000,000
Lazard International Equity Portfolio - Institutional Common Stock                150,000,000
Lazard International Equity Portfolio - Open Common Stock                          50,000,000
Lazard International Fixed-Income Portfolio - Institutional Common Stock           50,000,000
Lazard International Fixed-Income Portfolio - Open Common Stock                    50,000,000
Lazard International Small Cap Portfolio - Institutional Common Stock              50,000,000




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


Lazard International Small Cap Portfolio - Open Common Stock                       50,000,000
Lazard Mid Cap Portfolio - Institutional Common Stock                             100,000,000
Lazard Mid Cap Portfolio - Open Common Stock                                       50,000,000
Lazard Small Cap Portfolio - Institutional Common Stock                           150,000,000
Lazard Small Cap Portfolio - Open Common Stock                                     50,000,000
Lazard Strategic Yield Portfolio - Institutional Common Stock                      50,000,000
Lazard Strategic Yield Portfolio - Open Common Stock                               50,000,000
                                                                                --------------

Total                                                                           1,550,000,000
                                                                                ==============


         FIFTH: These Articles Supplementary do not increase the authorized capital stock of the Corporation or the aggregate par value thereof.

         IN WITNESS WHEREOF, The Lazard Funds, Inc. has caused these presents to be signed in its name and on its behalf by its duly authorized officer who acknowledges that these Articles Supplementary are the act of the Corporation, that to the best of his knowledge, information and belief, all matters and facts set forth herein relating to the authorization and approval of these Articles Supplementary are true in all material respects, and that this statement is made under the penalties of perjury.

                                                     THE LAZARD FUNDS, INC.



                                                     By: /s/ Norman Eig
                                                         --------------------
                                                         Norman Eig
                                                         President

WITNESS:



/s/ William G. Butterly, III
------------------------------
William G. Butterly, III
Secretary









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